  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1997
                                                             FILE NO. 333-21647

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                   U. S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                                ---------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                ---------------
                         INTERNATIONAL COMPUTEX, INC.
                (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

       GEORGIA                        7372                   58-1938206
      (STATE OR           (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
   JURISDICTION OF        CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
   INCORPORATION OR
    ORGANIZATION)

                                ---------------
                   5500 INTERSTATE NORTH PARKWAY, SUITE 507
                            ATLANTA, GEORGIA 30328
                                (770) 953-1464
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES
                       AND PRINCIPAL PLACE OF BUSINESS)
                                ---------------
                              HENRY B. LEVI, ESQ.
                           GAMBRELL & STOLZ, L.L.P.
                       SUITE 4300, ONE PEACHTREE CENTER
                          303 PEACHTREE STREET, N.E.
                            ATLANTA, GEORGIA 30308
                                (404) 577-6000
                           FACSIMILE: (404) 221-6501
   (NAME, ADDRESS, AND TELEPHONE AND FACSIMILE NUMBERS OF AGENT FOR SERVICE)
                                ---------------
                                   COPY TO:
                            JAMES M. JENKINS, ESQ.
                            HARTER, SECREST & EMERY
                               700 MIDTOWN TOWER
                        ROCHESTER, NEW YORK 14604-2070
                           FACSIMILE: (716) 232-2152
                                ---------------
  APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                            ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                                               PROPOSED      PROPOSED
                                                               MAXIMUM       MAXIMUM
                                                AMOUNT         OFFERING     AGGREGATE      AMOUNT OF
        TITLE OF EACH CLASS OF                   TO BE          PRICE     OFFERING PRICE  REGISTRATION
     SECURITIES TO BE REGISTERED              REGISTERED     PER UNIT (1)      (1)            FEE
------------------------------------------------------------------------------------------------------
                                               1,293,750
Common Stock, par value $.001 per share...     shares(2)        $9.00      $11,643,750     $3,528.41
Warrant to Purchase Common Stock, par
 value $.001 per share (3)................    One Warrant       $5.00         $5.00             --
Common Stock, par value $.001 per
 share (4)................................  112,500 shares      $10.80      $1,215,000      $368.18
------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(a).
(2) Includes 168,750 shares which the Underwriters have the option to purchase solely to cover over-allotments, if any.
(3) To be issued to H. J. Meyers & Co., Inc., as Representative of the Underwriters.
(4) Issuable upon exercise of Warrant.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Restated Articles of Incorporation and By-Laws of the Registrant provide that the Registrant shall indemnify any person to the full extent permitted by the Georgia Business Corporation Code (the "GBCC"). Sections 14-2-850-859 of the GBCC, relating to indemnification, are hereby incorporated herein by reference.

  In accordance with Sections 14-2-830-832 of the GBCC, the Articles of Incorporation of the Registrant eliminate the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions.

  The Registrant also has entered into indemnification agreements with each of its officers and directors, the form of which is filed as Exhibit 10.4, and reference is hereby made to such form of agreement.

  Reference is made to Section 10 of the Underwriting Agreement (Exhibit 1.1), which provides for indemnification by the Underwriters of the Registrant, its officers and directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions) are as follows:

                                                                      AMOUNT
                                                                    -----------
SEC Registration Fee............................................... $  4,099.32
NASD Filing Fees...................................................    1,786.00
NASDAQ Filing Fees.................................................   21,250.00
Printing and Engraving Expenses....................................   55,000.00
Accounting Fees and Expenses.......................................   45,000.00
Legal Fees and Expenses............................................   70,000.00
Blue Sky Fees and Expenses.........................................   10,000.00
Transfer Agent's Fees and Expenses.................................    3,500.00
Underwriters' Non-Accountable Expense Allowance....................  202,500.00
Miscellaneous Expenses.............................................   20,000.00
                                                                    -----------
Total.............................................................. $433,135.32
                                                                    ===========

--------
*To be completed by amendment.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

  The following discussion gives retroactive effect to the stock splits effected in March 1996 and December 1996. Commencing January 1, 1994, the Registrant has sold and issued the following unregistered securities:

  In January 1997, the Registrant issued Senior Debentures in the aggregate principal amount of $1,115,000 to 17 accredited investors, with warrants to purchase up to 250,000 shares of Common Stock from certain stockholders of the Company. The placement of Senior Debentures was sold by H. J. Meyers & Co., Inc., which received for such services an aggregate of 11% of the gross proceeds of that offering as commissions and nonaccountable expense reimbursement. At the time this Registration Statement was filed, the Registrant was preparing to offer to these investors the right to rescind their investment in Senior Debentures. The Registrant determined that it was necessary to make that rescission offer due to certain misunderstandings that occured in the placement of the Senior Debentures. Those misunderstandings related to the terms of the warrants, and the resale and registration rights related thereto. Each of the investors declined the recission offer and affirmed the investment.

  In July 1995, pursuant to a nonqualified stock option plan, the Company granted options to three key employees to purchase an aggregate of 140,745 shares of Common Stock, at $0.543 per share. One of such options, covering 66,233 shares, has subsequently been terminated.

  In February 1996, pursuant to that same option plan, the Company granted options to nine key employees to purchase an aggregate of 107,079 shares of Common Stock, at $0.543 per share. Four of such options, covering 11,040 shares, have subsequently been terminated.

  In January 1997, pursuant to the 1996 Stock Option Plan, the Company granted options to 32 employees to purchase an aggregate of 163,200 shares of Common Stock at $4.80 per share. These options were granted to each of the employees of the Company who were not directors of the Company. Three of such options, covering 13,240 shares, have subsequently been terminated.

  The above transactions were private transactions not involving a public offering and were exempt from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"). The offering by the Registrant of Debentures was exempt under SEC Rule 506 promulgated under Section 4(2) and under Section 4(6) of the Securities Act, on the basis that each of the purchasers of the Debentures was an accredited investor. The offering of the Warrants by Company Stockholders was exempt under the Section 4(1 1/2) exemption analysis under the Securities Act. The granting of employee options did not necessarily involve the sale of a security, but to the extent that a sale of a security was involved, it was effected pursuant to an employee benefit plan and exempt under Rule 701 promulgated under Section 3(b) of the Securities Act and under Section 4(2) under the Securities Act. If a Registration Statement under the Securities Act is not effective with respect to the option shares at the time options are exercised, the option agreements provide for compliance with an applicable exemption from the registration requirements, such as Rule 701 or Section 4(2), before shares are issued pursuant to option exercises. A selling agent was utilized in connection with the sale of the Senior Debentures and Warrants; no selling agent was involved in connection with the granting of the employee stock options.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

  1.1   Form of Underwriting Agreement
  3.1   Restated Articles of Incorporation of the Registrant, included as
        Exhibit 2.1 in the Registration Statement on Form 10-SB filed by the Registrant, dated February 11, 1997 and incorporated herein by this reference (the "Form 10-SB").
  3.2 By-Laws of the Registrant, included as Exhibit 2.2 in the Form 10-SB and incorporated herein by this reference.
  4.1 Form of Senior Debenture, included as Exhibit 3.1 in the Form 10-SB and incorporated herein by this reference.
  4.2   Form of Representative's Warrants.
  4.3+  Specimen Certificate Representing the Common Stock.
  5.1   Opinion of Gambrell & Stolz, L.L.P.
 10.1   1995 Restricted Non-qualified Incentive Option Plan, dated August 1,
        1995, included as Exhibit 6.1 in the Registration Statement on Form 10-
        SB and incorporated herein by this reference.
 10.2 1996 Stock Option Plan, included as Exhibit 6.2 in the Form 10-SB and incorporated herein by this reference.
 10.3   Forms of Stock Option Agreements, included as Exhibit 6.3 in the Form
        10-SB and incorporated herein by this reference.
 10.4   Escrow Agreement by and between the Registrant, Gambrell & Stolz,
        L.L.P. and certain stockholders of the Registrant, included as Exhibit
        6.4 in Form 10-SB and incorporated herein by this reference.
 10.5 Form of Indemnity Agreement, included as Exhibit 6.5 in the Form 10-SB and incorporated herein by this reference.
 10.6 Form of Warrant attached to Senior Debentures, included as Exhibit 6.6 in the Form 10-SB and incorporated herein by this reference.
 10.7   Offer letter to Ron Friedman dated September 15, 1995, included as
        Exhibit 6.7 in the Form 10-SB and incorporated herein by this reference.
 10.8 Offer letter to Charles J. Giarratana dated February 13, 1996, included as Exhibit 6.8 in the Form 10-SB and incorporated herein by this reference.
 10.9   Agreement dated as of February 7, 1997 between the Registrant and H.J.
        Meyers & Co., Inc., relating to the offer of the Registrant to rescind the sale of the Senior Debentures, included as Exhibit 6.9 in the Form
        10-SB and incorporated herein by this reference.
 10.10 Form rescission offer letter with respect to Senior Debentures, included as Exhibit 6.10 in the Form 10-SB and incorporated herein by this reference.
 10.11+ S Corporation Termination, Tax Allocation and Indemnification Agreement
        dated as of March 24, 1997.
 10.12+ Lease Agreement between Registrant and Riveredge One Associates, Ltd., dated April 1, 1997.
        Subcontractor Agreement between the Company and IBM, dated September
 10.13+ 17, 1996.
        Subcontractor Agreement between the Company and IBM, dated August 27,
 10.14+ 1993, as amended.
 11.1+  Statement re: Computation of Per Share Earnings
 23.1   Consent of Gambrell & Stolz, L.L.P.--included in Exhibit 5.1
 23.2   Consent of Habif, Arogeti & Wynne, Certified Public Accountants
 24.1   Power of Attorney--Included on Page II-4.
 27.0+  Financial Data Schedule

--------

+ Previously filed.

  (b) Financial Statement Schedules

    None

ITEM 28. UNDERTAKINGS

  (1) The undersigned Registrant hereby undertakes that it will:

    (a) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution;

    (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

    (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of this offering.

  (2) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (4) The undersigned Registrant hereby undertakes that it will:

    (a) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or Rule 497(h) under the Securities Act as part of this Registration Statement as of the time it was declared effective.

    (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Haim E. Dahan and Michael J. Galvin, or either of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all items and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Pre-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Atlanta, State of Georgia, on April 29, 1997.

                                          INTERNATIONAL COMPUTEX, INC.

                                          BY:
                                             ----------------------------------
                                             HAIM E. DAHAN, CHIEF EXECUTIVE
                                             OFFICER

  Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                        TITLE                           DATE

-----------------------------    Director, Chief
Haim E. Dahan                    Executive Officer and           April 29,
                                 Chief Financial Officer         1997
                                 and Selling Stockholder

-----------------------------    Director and Selling
Michael J. Galvin                Stockholder                     April 29,
                                                                 1997

-----------------------------    Director and Chief
Patricia Tuxbury Salem           Accounting Officer              April 28,
                                                                 1997